UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:
Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01  Entry into a Material Definitive Agreement

On May 3, 2006, Solomon Technologies, Inc. (the “Company”) and Woodlaken LLC (“Woodlaken”), Jezebel Management Corporation (“Jezebel”), Pinetree (Barbados), Inc. (“Pinetree”), Coady Family LLC (“Coady”), F. Jay Leonard (“Leonard”), Peter and Barbara Carpenter (“Carpenter”) and Pascal Partners, LLC (“Pascal,” and together with Woodlaken, Jezebel, Pinetree, Coady, Leonard and Carpenter, the “Investors”) entered into an agreement dated as of April 28, 2006 to amend the promissory notes in the aggregate principal amount of $1,247,000 issued by the Company to the Investors between March 2005 and April 2006 (the “Notes”) to extend the maturity date of the Notes from April 30, 2006 to June 30, 2006. Pursuant to the agreement, to induce the Investors to agree to extend the Notes, the Company issued to each Investor 10,000 shares of common stock for each $100,000 in principal amount of Notes held by the Investor.

Item 3.02  Unregistered Sales of Equity Securities

As more fully described in Item 1.01, on May 3, 2006, the Company issued and sold an aggregate of 124,700 shares of common stock to the Investors. These shares were issued to the Investors as an inducement to each Investor agreeing to extend the Notes.

As more fully described in Item 7.01, on May 8, 2006, in connection with the execution of a letter of intent to acquire Power Solutions, Inc., the Company issued and sold 100,000 shares of common stock to each of Myron Koslow and the Norman S. and Marian B. Berkowitz Revocable Trust. These shares were issued in consideration of Power Solutions, Inc.’s agreement to enter into the letter of intent.

On May 8, 2006, the Company issued and sold 10,000 shares of common stock to Floyd E. Johnson. These shares were issued in settlement of $22,265.00 of indebtedness arising from services rendered to the Company by FEJ Consulting.

The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering.

Item 7.01.  Regulation FD Disclosure

On May 8, 2006, the Company entered into a letter of intent to acquire Power Solutions, Inc., a Long Island, New York based manufacturer of high volume direct current power supplies and power supply systems and components for the medical, telecommunications and commercial sectors. As part of this acquisition, the Company will also acquire a controlling stake in Ultrapower Ltd. that is presently held by Power Solutions. Based in Taiwan, Ultrapower is a manufacturer of power supplies and associated products.

The letter of intent contemplates that the Company will purchase Power Solutions for $5 million in cash, of which $250,000 would be held in escrow for 15 months to secure certain obligations of the sellers. The transaction is subject to the negotiation and execution of a definitive purchase agreement and the satisfaction of various closing conditions, including a due diligence investigation and the negotiation and execution of agreements with Power Solutions personnel. While no assurances can be given as to when the acquisition may close, the Company currently anticipates that the acquisition will close during the second quarter of 2006.

On May 8, 2006, the Company issued a press release announcing the execution of the letter of intent. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits.  The following exhibit is furnished herewith:

99.1           Press Release issued by Solomon Technologies, Inc. on May 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: May 8, 2006	By: /s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)